Exhibit 99

VF Reports First Quarter Fiscal 2022 Results; Raises Full Year Fiscal 2022 Outlook

  Revenue from continuing operations increased 104 percent (up 96 percent in constant dollars) to $2.2 billion; excluding acquisitions, revenue increased 90 percent (up 83 percent in constant dollars);
  Active segment revenue increased 128 percent (up 120 percent in constant dollars) including a 110 percent (102 percent in constant dollars) increase in Vans® brand revenue and a 26 percentage point revenue growth contribution from acquisitions; Outdoor segment revenue increased 81 percent (up 72 percent in constant dollars) including a 93 percent (83 percent in constant dollars) increase in The North Face® brand revenue; Work segment revenue increased 69 percent (up 66 percent in constant dollars) including a 61 percent (58 percent in constant dollars) increase in Dickies® brand revenue;
  International revenue increased 84 percent (up 68 percent in constant dollars) including a 10 percentage point revenue growth contribution from acquisitions; Europe revenue increased 126 percent (up 106 percent in constant dollars); Greater China revenue increased 19 percent (up 9 percent in constant dollars), including a 23 percent (12 percent in constant dollars) increase in Mainland China;
  Direct-to-Consumer revenue increased 97 percent (up 90 percent in constant dollars) including a 27 percentage point revenue growth contribution from acquisitions; Digital revenue increased 25 percent (up 20 percent in constant dollars) versus the prior year including a 29 percentage point revenue growth contribution from acquisitions; excluding acquisitions, Digital revenue increased 72 percent versus the first quarter of fiscal 2020;
  Gross margin from continuing operations increased 360 basis points to 56.5 percent; on an adjusted basis, gross margin increased 260 basis points to 56.7 percent including a 30 basis point positive impact from acquisitions;
  Operating income from continuing operations on a reported basis was $203 million; on an adjusted basis, operating income from continuing operations increased 164 percent (160 percent in constant dollars) to $148 million including a $32 million contribution from acquisitions;
  Earnings per share from continuing operations was $0.39; adjusted earnings per share from continuing operations increased 148 percent (up 144 percent in constant dollars) to $0.27 including a $0.07 per share contribution from acquisitions;
  Full year fiscal 2022 revenue is now expected to be at least $12.0 billion, reflecting growth of at least 30 percent, including an approximate $600 million contribution from the Supreme® brand; full year fiscal 2022 adjusted earnings per share is now expected to be at least $3.20, including an approximate $0.25 contribution from the Supreme® brand.

DENVER--(BUSINESS WIRE)--July 30, 2021--VF Corporation (NYSE: VFC) today reported financial results for its first quarter ended July 3, 2021. All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Occupational Workwear Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading “Adjusted Amounts - Excluding Transaction and Deal Related Activities and Costs Related to Specified Strategic Business Decisions.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

"Our teams delivered an outstanding first quarter, powering VF back to pre-pandemic revenue levels while driving an earnings recovery ahead of our expectations,” said Steve Rendle, VF's Chairman, President and CEO. "We continue to see broad-based momentum across the portfolio, supporting an increase to our fiscal 2022 outlook for each of our largest brands. Though the first quarter is a relatively small portion of our total year, this strong start reinforces my confidence in our ability to accelerate growth through fiscal 2022 and beyond.”

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Occupational Workwear Business

On June 28, 2021, VF completed the sale of its Occupational Workwear business. The Occupational Workwear business was comprised primarily of the following brands and businesses: Red Kap®, VF Solutions®, Bulwark®, Workrite®, Walls®, Terra®, Kodiak®, Work Authority® and Horace Small®. The business also included a license for certain Dickies® occupational workwear products that have historically been sold through the business-to-business channel. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods, through the date of sale.

Adjusted Amounts - Excluding Transaction and Deal Related Activities and Costs Related to Specified Strategic Business Decisions

The adjusted amounts in this release exclude transaction and deal related activities associated with the acquisition of the Supreme® brand. Total transaction and deal related activities include a decrease in the estimated fair value of the contingent consideration liability of $73 million and integration costs of approximately $4 million in the first quarter of fiscal 2022.

The adjusted amounts in this release exclude costs related to VF's business model transformation, a transformation initiative for our Asia-Pacific regional operations and certain cost optimization activities and other charges indirectly related to the divestiture of the Occupational Workwear business. Total costs were approximately $14 million in the first quarter of fiscal 2022.

Combined, the above items positively impacted earnings per share by $0.12 during the first quarter of fiscal 2022. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

COVID-19 Outbreak Update

To help mitigate the spread of COVID-19 and in response to public health advisories and governmental actions and regulations, VF has modified its business practices, including the temporary closing of offices and retail stores, instituting travel bans and restrictions and implementing health and safety measures including social distancing and quarantines.

The majority of VF's supply chain is currently operational. Suppliers are complying with local public health advisories and governmental restrictions which has resulted in isolated product delays. The resurgence of COVID-19 lockdowns in key sourcing countries has resulted in additional manufacturing capacity constraints during the first quarter. Additionally, port delays, equipment availability and other logistics challenges have contributed to product delays. VF is working with its suppliers to minimize disruption and is employing expedited freight as needed. VF's distribution centers are operational in accordance with local government guidelines while maintaining enhanced health and safety protocols.

In North America, less than 5 percent of stores were closed at the beginning of the first quarter. All stores have since reopened and currently all stores are open.

In the EMEA region, approximately 60 percent of stores were closed at the beginning of the first quarter. All stores have since reopened and currently all stores are open.

Nearly all of VF's owned retail stores in the APAC region, including Mainland China, were open at the beginning of the first quarter. Additional stores have since re-closed and currently 5% of stores are closed.

VF is continuing to monitor the COVID-19 outbreak globally and will comply with guidance from government entities and public health authorities to prioritize the health and well-being of its employees, customers, trade partners and consumers. As COVID-19 uncertainty continues, VF expects ongoing disruption to its business operations.

First Quarter Fiscal 2022 Income Statement Review

  Revenue increased 104 percent (up 96 percent in constant dollars) to $2.2 billion. Excluding the impact of acquisitions, revenue increased 90 percent (up 83 percent in constant dollars) driven by VF's largest brands and the EMEA and North American regions, which experienced a significant negative impact from COVID-19 in the prior year period.
  Gross margin increased 360 basis points to 56.5 percent, primarily driven by reduced promotional activity. On an adjusted basis, gross margin increased 260 basis points, including a 30 basis point positive impact from acquisitions, to 56.7 percent.
  Operating income on a reported basis was $203 million. On an adjusted basis, operating income increased 164 percent (160 percent in constant dollars) to $148 million, including a $32 million contribution from acquisitions. Operating margin on a reported basis was 9.2 percent. Adjusted operating margin increased 2820 basis points, including a 110 basis point positive impact from acquisitions, to 6.8 percent.
  Earnings per share was $0.39 on a reported basis. On an adjusted basis, earnings per share increased 148 percent (up 144 percent in constant dollars) to $0.27, including a $0.07 contribution from acquisitions.

Balance Sheet Highlights

Inventories were down 13 percent compared with the same period last year. During the quarter, VF returned approximately $192 million of cash to shareholders through dividends. As part of the company's liquidity preservation actions during the ongoing COVID-19 outbreak, the company has suspended its share repurchase program. VF has $2.8 billion remaining under its current share repurchase authorization.

Full Year Fiscal 2022 Outlook

VF's full year outlook assumes no material deterioration to the company's current business operations as a result of COVID-19, governmental actions and regulations. VF's full year fiscal 2022 outlook has been updated and includes the following:

  Revenue is now expected to be at least $12.0 billion, reflecting growth of at least 30 percent, including an approximate $600 million contribution from the Supreme® brand. This compares to the previous expectation of approximately $11.8 billion, reflecting growth of approximately 28 percent. By segment, revenue for Outdoor is now expected to increase between 24 percent and 26 percent versus the previous expectation of a 23 to 25 percent increase; revenue for Active is now expected to increase between 37 percent and 39 percent versus the previous expectation of a 34 to 36 percent increase; revenue for Work is now expected to increase between 16 and 18 percent versus the previous expectation of a 10 to 12 percent increase.
  International revenue is expected to increase between 25 percent and 27 percent. By geographic region, in the EMEA region, revenue is expected to increase between 29 percent and 31 percent. In the Asia Pacific region, revenue is expected to increase between 18 percent and 20 percent. And, in the Americas (non-U.S.) region, revenue is expected to increase between 28 percent and 30 percent.
  Direct-to-consumer revenue is now expected to increase between 39 percent and 41 percent versus the previous expectation of 38 percent and 40 percent, including Digital revenue growth of between 29 percent and 31 percent.
  Adjusted gross margin is expected to exceed 56.0 percent, which represents an estimated increase of more than 270 basis points.
  Adjusted operating margin is now expected to increase more than 500 basis points to more than 13.0 percent, versus the previous expectation of approximately 12.8 percent.
  Adjusted earnings per share is expected to be at least $3.20, including an approximate $0.25 contribution from the Supreme® brand. This compares to the previous expectation of approximately $3.05.
  Adjusted cash flow from operations is expected to exceed $1.0 billion.
  Other full year assumptions include an effective tax rate of approximately 15 percent and capital expenditures of approximately $350 million.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.49 per share, payable on September 20, 2021, to shareholders of record on September 10, 2021. Subject to approval by its Board of Directors, VF intends to continue to pay its regularly scheduled dividend and is not currently contemplating the suspension of its dividend.

Webcast Information

VF will host its first quarter fiscal 2022 conference call beginning at 8:30 a.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

Presentation

A presentation on first quarter fiscal 2022 results will be available at ir.vfc.com beginning at approximately 7:30 a.m. Eastern Time today and will be archived at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; the financial strength of VF’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers and other direct-to-consumer business risks; manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international, direct-to-consumer and digital businesses; VF's ability to transform its model to be more consumer-minded, retail-centric and hyper-digital; retail industry changes and challenges; VF's ability to create and maintain an agile and efficient operating model and organizational structure; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; foreign currency fluctuations; stability of VF’s and VF's vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF's ability to recruit, develop or retain qualified employees; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions and integrate acquisitions, including the recently acquired Supreme® brand; business resiliency in response to natural or man-made economic, political or environmental disruptions; changes in tax laws and liabilities; legal, regulatory, political and economic risks and changes to laws and regulations; adverse or unexpected weather conditions; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; climate change and increased focus on sustainability issues; and risks associated with the spin-off of our Jeanswear business completed on May 22, 2019, including the risk that VF will not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; and the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of VF. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

VF CORPORATION Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)

	Three Months Ended June
	2021	2020
Net revenues	$2,194,557	$1,076,293
Costs and operating expenses
Cost of goods sold	955,551	506,951
Selling, general and administrative expenses	1,036,122	816,151
Total costs and operating expenses	1,991,673	1,323,102
Operating income (loss)	202,884	(246,809)
Interest, net	(32,775)	(27,949)
Other income (expense), net	9,041	(38,187)
Income (loss) from continuing operations before income taxes	179,150	(312,945)
Income tax expense (benefit)	25,178	(35,203)
Income (loss) from continuing operations	153,972	(277,742)
Income (loss) from discontinued operations, net of tax	170,273	(7,871)
Net income (loss)	$324,245	$(285,613)
Earnings (loss) per common share - basic (a)
Continuing operations	$0.39	$(0.71)
Discontinued operations	0.44	(0.02)
Total earnings (loss) per common share - basic	$0.83	$(0.73)
Earnings (loss) per common share - diluted (a)
Continuing operations	$0.39	$(0.71)
Discontinued operations	0.43	(0.02)
Total earnings (loss) per common share - diluted	$0.82	$(0.73)
Weighted average shares outstanding
Basic	391,351	388,695
Diluted	394,128	390,791
Cash dividends per common share	$0.49	$0.48

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to periods ended June 2021 and June 2020 relate to the 13-week fiscal period ended July 3, 2021 and the 13-week fiscal period ended June 27, 2020, respectively, and references to March 2021 relate to the balance sheet as of April 3, 2021.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION Condensed Consolidated Balance Sheets (Unaudited) (In thousands)

	June	March	June
	2021	2021	2020
ASSETS
Current assets
Cash and equivalents	$1,274,926	$815,750	$2,145,111
Accounts receivable, net	1,138,811	1,298,020	934,984
Inventories	1,216,818	1,061,839	1,402,858
Short-term investments	598,806	598,806	700,000
Other current assets	334,777	423,877	513,049
Current assets of discontinued operations	—	587,578	565,135
Total current assets	4,564,138	4,785,870	6,261,137
Property, plant and equipment, net	1,016,465	975,876	957,309
Goodwill and intangible assets, net	5,455,210	5,454,972	3,018,370
Operating lease right-of-use assets	1,426,706	1,474,434	1,354,308
Other assets	1,087,832	1,062,877	887,921
Total assets	$13,550,351	$13,754,029	$12,479,045
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$8,091	$11,061	$19,256
Current portion of long-term debt	1,001,030	1,023	1,025
Accounts payable	534,803	463,208	348,932
Accrued liabilities	1,527,522	1,609,928	1,254,967
Current liabilities of discontinued operations	—	125,257	91,283
Total current liabilities	3,071,446	2,210,477	1,715,463
Long-term debt	4,726,234	5,709,149	5,609,792
Operating lease liabilities	1,192,792	1,236,461	1,104,500
Other liabilities	1,285,849	1,541,778	1,136,692
Total liabilities	10,276,321	10,697,865	9,566,447
Stockholders' equity	3,274,030	3,056,164	2,912,598
Total liabilities and stockholders' equity	$13,550,351	$13,754,029	$12,479,045

VF CORPORATION Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended June
	2021	2020
Operating activities
Net income (loss)	$324,245	$(285,613)
Income (loss) from discontinued operations, net of tax	170,273	(7,871)
Income (loss) from continuing operations, net of tax	153,972	(277,742)
Depreciation and amortization	68,050	63,026
Reduction in the carrying amount of right-of-use assets	104,930	101,772
Other adjustments	(252,034)	102,490
Cash provided (used) by operating activities - continuing operations	74,918	(10,454)
Cash provided by operating activities - discontinued operations	6,090	7,266
Cash provided (used) by operating activities	81,008	(3,188)
Investing activities
Proceeds from sale of businesses, net of cash sold	616,529	—
Purchases of short-term investments	—	(700,000)
Capital expenditures	(93,218)	(69,191)
Software purchases	(21,006)	(13,477)
Other, net	7,048	(573)
Cash provided (used) by investing activities - continuing operations	509,353	(783,241)
Cash used by investing activities - discontinued operations	(525)	(1,914)
Cash provided (used) by investing activities	508,828	(785,155)
Financing activities
Net increase (decrease) from short-term borrowings and long-term debt	(3,226)	1,765,041
Cash dividends paid	(192,131)	(186,746)
Proceeds from issuance of Common Stock, net of (payments) for tax withholdings	20,910	(15,634)
Cash provided (used) by financing activities	(174,447)	1,562,661
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	10,003	4,126
Net change in cash, cash equivalents and restricted cash	425,392	778,444
Cash, cash equivalents and restricted cash – beginning of year	851,205	1,411,322
Cash, cash equivalents and restricted cash – end of period	$1,276,597	$2,189,766

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Three Months Ended June		% Change	% Change Constant Currency (a)	% Change Organic (b)	% Change Constant Currency and Organic (a) (b)
	2021	2020
Segment revenues
Outdoor	$617,754	$341,228	81%	72%	81%	72%
Active	1,302,068	571,316	128%	120%	102%	94%
Work	274,735	162,430	69%	66%	69%	66%
Other (c)	—	1,319	*	*	*	*
Total segment revenues	$2,194,557	$1,076,293	104%	96%	90%	83%
Segment profit (loss)
Outdoor	$(71,747)	$(160,711)
Active	270,862	7,136
Work	41,004	(11,401)
Other (c)	(282)	(2,361)
Total segment profit (loss)	239,837	(167,337)
Corporate and other expenses	(27,912)	(117,659)
Interest, net	(32,775)	(27,949)
Income (loss) from continuing operations before income taxes	$179,150	$(312,945)

(a) Refer to constant currency definition on the following pages.

(b) Excludes acquisition representing the operating results of Supreme for the three months ended June 2021. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2021" page for additional information.

(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results primarily related to the sale of non-VF products.
* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Three Months Ended June 2021
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$617,754	$(30,213)	$587,541
Active	1,302,068	(47,816)	1,254,252
Work	274,735	(4,993)	269,742
Total segment revenues	$2,194,557	$(83,022)	$2,111,535
Segment profit (loss)
Outdoor	$(71,747)	$1,225	$(70,522)
Active	270,862	(10,839)	260,023
Work	41,004	(812)	40,192
Other	(282)	(28)	(310)
Total segment profit	239,837	(10,454)	229,383
Corporate and other expenses	(27,912)	728	(27,184)
Interest, net	(32,775)	—	(32,775)
Income from continuing operations before income taxes	$179,150	$(9,726)	$169,424
Diluted earnings per share growth	155%	(3)%	152%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2021 (Unaudited) (In thousands, except per share amounts)

Three Months Ended June 2021	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Adjusted	Contribution from Acquisition (c)	Adjusted Organic
Revenues	$2,194,557	$—	$—	$2,194,557	$(145,731)	$2,048,826

Gross profit	1,239,006	—	6,201	1,245,207	(88,809)	1,156,398
Percent	56.5%			56.7%		56.4%

Operating income	202,884	(68,596)	14,124	148,412	(31,689)	116,723
Percent	9.2%			6.8%		5.7%

Diluted earnings per share from continuing operations (d)	0.39	(0.15)	0.03	0.27	(0.07)	0.20

(a) Transaction and deal related activities include activities associated with the acquisition of Supreme Holdings, Inc. ("Supreme") for the three months ended June 2021. Transaction and deal related activities include a decrease in the estimated fair value of the contingent consideration liability of $73.0 million and integration costs of $4.4 million for the three months ended June 2021. The transaction and deal related activities resulted in a net tax expense of $9.5 million in the three months ended June 2021, primarily related to the impact of the decrease in the estimated fair value of the contingent consideration liability on the interim tax rate calculation.

(b) Specified strategic business decisions for the three months ended June 2021 include costs related to VF's business model transformation of $1.5 million in the three months ended June 2021, related primarily to restructuring and other costs. Specified strategic business decisions also include costs related to a transformation initiative for our Asia-Pacific regional operations of $8.5 million in the three months ended June 2021. Specified strategic business decisions also include cost optimization activities and other charges indirectly related to the divestiture of the Occupational Workwear business, which totaled $4.1 million during the three months ended June 2021. The specified strategic business decisions resulted in a net tax benefit of $2.2 million in the three months ended June 2021.

(c) The contribution from acquisition represents the operating results of Supreme for the three months ended June 2021. The results exclude transaction and deal related activities.

(d) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 394,128,000 weighted average common shares for the three months ended June 2021.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of transaction and deal related activities and activity related to specified strategic business decisions, and on an adjusted organic basis, which excludes the operating results of Supreme (for the three months ended June 2021). Contribution from acquisition also excludes transaction and deal related activities. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2020 (Unaudited) (In thousands, except per share amounts)

Three Months Ended June 2020	As Reported under GAAP	Transaction and Deal Related Costs (a)	Specified Strategic Business Decisions (b)	Adjusted
Revenues	$1,076,293	$—	$—	$1,076,293

Gross profit	569,342	410	13,017	582,769
Percent	52.9%			54.1%

Operating income (loss)	(246,809)	410	15,969	(230,430)
Percent	(22.9)%			(21.4)%

Diluted earnings (loss) per share from continuing operations (c)	(0.71)	—	0.14	(0.57)

(a) Transaction and deal related costs include expenses associated with the anticipated sale of the Occupational Workwear business of $0.4 million, that did not meet the criteria for discontinued operations, for the three months ended June 2020.

(b) Specified strategic business decisions for the three months ended June 2020 include costs associated with jeanswear wind down activities in South America post the separation of Kontoor Brands and costs related to specified strategic business decisions to cease operations in Argentina and planned business model changes in certain other countries in South America, which totaled $2.9 million for the three months ended June 2020. The costs also include $13.0 million during the three months ended June 2020 for cost optimization activity indirectly related to the strategic review of the Occupational Workwear business. The three months ended June 2020 also include a $42.4 million noncash charge recorded in the 'Other income (expense), net' line related to the release of certain currency translation amounts associated with the wind down activities in South America. The specified business decisions costs resulted in a net tax benefit of $1.9 million in the three months ended June 2020.

(c) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 390,791,000 weighted average common shares for the three months ended June 2020.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related costs and activity related to specified strategic business decisions. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information Top 4 Brand Revenue Information (Unaudited)

	Three Months Ended June 2021
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global
Vans®
% change	146%	148%	29%	110%
% change constant currency*	144%	125%	19%	102%
The North Face®
% change	81%	168%	31%	93%
% change constant currency*	80%	142%	22%	83%
Timberland®
% change	111%	74%	(18)%	70%
% change constant currency*	108%	58%	(22)%	63%
Dickies®
% change	84%	10%	7%	61%
% change constant currency*	83%	(1)%	0%	58%
*Refer to constant currency definition on previous pages.

VF CORPORATION Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited)

	Three Months Ended June 2021
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Geographic Revenue Growth
U.S.	125%	125%	107%	107%
EMEA	126%	106%	117%	97%
APAC	32%	24%	20%	11%
Greater China	19%	9%	19%	9%
Americas (non-U.S.)	175%	146%	175%	146%
International	84%	68%	74%	58%
Global	104%	96%	90%	83%

	Three Months Ended June 2021
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Channel Revenue Growth
Wholesale (b)	111%	102%	111%	102%
Direct-to-consumer	97%	90%	70%	64%
Digital	25%	20%	(4)%	(9)%

	As of June
	2021	2020
DTC Store Count
Total	1,364	1,376

*Refer to constant currency definition on previous pages.

(a) Excludes acquisition representing the operating results of Supreme for the three months ended June 2021. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2021" page for additional information.

(b) Royalty revenues are included in the wholesale channel for all periods.

Contacts

VF Corporation
John Kelley, 720-778-4053
Senior Director, Corporate Development and Investor Relations
or
Craig Hodges, 720-778-4116
Vice President, Corporate Affairs